As filed with the Securities and Exchange Commission on July 6, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTERCOM COMMUNICATIONS CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-1701044
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.

401 E. City Avenue, Suite 809 Bala Cynwyd, PA	19004
(Address of Principal Executive Offices)	(Zip Code)

ENTERCOM 2016 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Andrew P. Sutor, IV

Senior Vice President, Secretary

Entercom Communications Corp.

401 E. City Avenue, Suite 809

Bala Cynwyd, PA

(Name and address of agent for service)

(610) 660-5610

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, Par Value $0.01 Per Share	1,000,000 Shares	$12.905	$12,905,000	$1,299.53

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of the registrant’s Class A Common Stock, par value $0.01 per share (“Common Stock”), which become issuable under the Entercom 2016 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low sale prices per share of Common Stock on the New York Stock Exchange on June 29, 2016.

PART 1

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be delivered to the participants of the Entercom 2016 Employee Stock Purchase Plan in accordance with Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. Such documents have not been filed with the Commission, but such documents, (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which have been previously filed with the Commission by Entercom Communications Corp. (the “Registrant” or “Entercom”), are incorporated by reference in this Registration Statement and will be deemed to be a part hereof:

(a)	Entercom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on February 26, 2016;

(b)	Entercom’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Commission on May 6, 2016;

(c)	Entercom’s Current Reports on Form 8-K, filed with the Commission on February 11, 2016, April 26, 2016, May 2, 2016 and May 17, 2016, respectively;

(d)	Entercom’s Definitive Proxy Statement for Entercom’s 2016 Annual Meeting of Shareholders, filed with the Commission on March 18, 2016; and

(e)	The description of Entercom’s Class A Common Stock, par value $0.01 per share, contained in Entercom’s registration statement on Form S-1, filed with the Commission on August 13, 1998, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such reports and documents. Unless expressly incorporated into this Registration Statement, information deemed furnished but not filed shall not be incorporated by reference into this Registration Statement to the extent furnished but not filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Registration Statement by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

In the event that PricewaterhouseCoopers LLP consents to the incorporation by reference in this Registration Statement of its report relating to audited financial statements and effectiveness of internal control over financial reporting included in a document subsequently filed by the Registrant, such audited financial statements shall be incorporated herein in reliance upon such report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988 (the “PBCL”) provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such in connection with any threatened, pending or completed civil, administrative or investigative proceeding, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL provides that a business corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

Section 1746 of the PBCL provides that the indemnification provisions above are not exclusive of the right to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL permits a business corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a representative of another corporation or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Chapter 17, Subchapter D of the PBCL.

Section 1713 of the PBCL permits the shareholders of a business corporation to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. This section also provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or of responsibility under a criminal statute.

The Registrant’s Amended and Restated Articles of Incorporation, as further amended, provide that the Registrant shall indemnify any officer or director who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she is or was an officer or director of the Registrant, to the fullest extent permitted under the PBCL.

The Amended and Restated Bylaws of the Registrant provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification. The Bylaws of the Registrant authorize the Registrant to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the Board of Directors of the Registrant so determines, purchasing and maintaining insurance.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of the Registrant dated January 28, 1999 (filed as Exhibit 3.01 to the Registrant’s Form S-1/A filed with the Commission on January 27, 1999 and incorporated herein by reference).

4.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on February 21, 2008 and incorporated herein by reference).

4.3	Articles of Amendment of the Registrant dated December 19, 2007 (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on December 19, 2007 and incorporated herein by reference).

4.4	Articles of Amendment of the Registrant dated May 15, 2009 (filed as Exhibit 3.02 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 5, 2009 and incorporated herein by reference).

4.5	Entercom 2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on March 18, 2016 and incorporated herein by reference).

5.1*	Opinion of Andrew P. Sutor, IV, Esquire.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Andrew P. Sutor, IV, Esquire (contained in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*	filed herewith

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that Paragraphs (1)(i) and (1)(ii) of this section do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania, on July 6, 2016.

ENTERCOM COMMUNICATIONS CORP.

By:	/s/ David J. Field
David J. Field,
President, Chief Executive Officer
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints David J. Field and Stephen F. Fisher, either of whom may act without the joiner of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead in any and all capacities to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including pre- and post-effective amendments) to this registration statement and any and all additional registration statements relating to the same offering of securities as the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	CAPACITY	DATE
Principal Executive Officer

/s/ David J. Field	President, Chief Executive Officer	July 6, 2016
David J. Field

Principal Financial Officer:

/s/ Stephen F. Fisher	Executive Vice President and Chief Financial Officer	July 6, 2016
Stephen F. Fisher

Principal Accounting Officer:

/s/ Eugene D. Levin	Vice President, Treasurer and Assistant Secretary	July 6, 2016
Eugene D. Levin

Directors:

/s/ Joseph M. Field	Chairman of the Board	July 6, 2016
Joseph M. Field

/s/ David J. Field	Director	July 6, 2016
David J. Field

/s/ David J. Berkman	Director	July 6, 2016
David J. Berkman

/s/ Joel Hollander	Director	July 6, 2016
Joel Hollander

/s/ Mark R. LaNeve	Director	July 6, 2016
Mark R. LaNeve

/s/ David Levy	Director	July 6, 2016
David Levy

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of the Registrant dated January 28, 1999 (filed as Exhibit 3.01 to the Registrant’s Form S-1/A filed with the Commission on January 27, 1999 and incorporated herein by reference).

4.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on February 21, 2008 and incorporated herein by reference).

4.3	Articles of Amendment of the Registrant dated December 19, 2007 (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on December 19, 2007 and incorporated herein by reference).

4.4	Articles of Amendment of the Registrant dated May 15, 2009 (filed as Exhibit 3.02 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 5, 2009 and incorporated herein by reference).

4.5	Entercom 2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on March 18, 2016 and incorporated herein by reference).

5.1*	Opinion of Andrew P. Sutor, IV, Esquire.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Andrew P. Sutor, IV, Esquire (contained in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*	filed herewith